The Board of Directors
Cova Financial Life Insurance Company

We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company (the Company) dated March 4, 1999, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-6, No. 333-37559) of Cova Variable Life Account Five.

                                              /s/KPMG LLP
                                              KPMG LLP

Chicago, Illinois
April 29, 1999